Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the joint Registration Statements on Form S-3 (Nos. 333-106553, 333-106553-01, 333-276711, and 333-276711-01) of Carnival Corporation and Carnival plc, the joint Registration Statements on Form S-8 (Nos. 333-237616, 333-237616-01, 333-257471, 333-257471-01, 333-272977 and 333-272977-01) of Carnival Corporation and Carnival plc, the Registration Statement on Form S-3 (No. 033-63563) of Carnival Corporation, the Registration Statement on Form S-8 (Nos. 33-51195) of Carnival Corporation and the Registration Statements on Form S-8 (Nos. 333-124640 and 333-104609) of Carnival plc of our reports dated January 27, 2025, relating to the financial statements of Carnival Corporation and Carnival plc and the effectiveness of Carnival Corporation and Carnival plc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended November 30, 2024.

/s/ Deloitte & Touche LLP
Miami, Florida
January 27, 2025